Sub-Item 77 Q Exhibits 1(e) Amendments to Investment Advisory Contracts

Subadvisory Agreement – Brookfield Asset Management Inc. re: Low Duration Bond Fund
effective January 1, 2016 is herein incorporated by reference to exhibit (d)(170) to
Post-Effective Amendment #63 filed on April 28, 2016 (d)(171) Subadvisory Agreement –
Iridian Asset Management LLC re: Select Value Fund effective January 11, 2016 is herein incorporated by reference to exhibit (d)(171) to Post-Effective Amendment #63 filed on April 28, 2016 (d)(172) Subadvisory Agreement – Wells Capital Management
Inc. re: Select Value Fund effective January 11, 2016 is herein incorporated by reference to exhibit (d)(172) to Post-Effective Amendment #63 filed on April 28, 2016